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                                                  EXHIBIT 99.3


                OCCIDENTAL PETROLEUM CORPORATION
              NONQUALIFIED STOCK OPTION AGREEMENT


Name of Optionee: ___________________________________________

Date of Grant: ______________________________________________

Number of Optioned Shares: __________________________________

Option Price:1 ______________________________________________

Vesting Percentage:  ________________ Percent


AGREEMENT (the "Agreement") made as of the Date of Grant by and between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (hereinafter called "Occidental," and, collectively with its Subsidiaries, the "Company"), and Optionee.


      1. GRANT OF STOCK OPTION. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Occidental Petroleum Corporation 1995 Incentive Stock Plan (the "Plan"), Occidental hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase up to the number of Optioned Shares. The Option may be exercised from time to time in accordance with the terms of this Agreement. The Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto.

      2. TERM OF OPTION. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire _____
(__)2 years from the Date of Grant.


----------------------------------
      1 Not less than the Fair Market Value per Share on the Date of Grant. If the Option Price is based upon an index,
(i) specify the index and the method for applying the index to the initial Option Price, and (ii) specify that in no event will the Option price be less than the Fair Market Value per Share on the Date of the Grant.

      2 Not greater than 10 years.



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      3.   RIGHT TO EXERCISE.  Subject to the expiration  or
earlier termination of the Option, on each anniversary of the Date of Grant the number of Optioned Shares equal to the Vesting Percentage multiplied by the initial number of Optioned Shares specified in this Agreement shall become exercisable on a cumulative basis until the Option is fully exercisable. To the extent the Option is exercisable, it may be exercised in whole or in part.

      4. OPTION NONTRANSFERABLE. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

      5. NOTICE OF EXERCISE; PAYMENT. To the extent then exercisable, the Option shall be exercised by oral or written notice to Occidental stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares shall be (a) in cash in the form of currency or check or other cash equivalent acceptable to Occidental, (b) by actual or constructive transfer to Occidental of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for (i) more than one year prior to the date of exercise and for more than two years from the date on which the option was granted, if they were originally acquired by the Optionee pursuant to the exercise of an incentive stock option, or (ii) more than six months prior to the date of exercise, if they were originally acquired by the Optionee other than pursuant to the exercise of an incentive stock option, or (c) by any combination of the foregoing methods of payment. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per Share. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to Occidental with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the shares of Common Stock, which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price, and pursuant to which the broker undertakes to deliver to Occidental the amount of the aggregate Option Price not later than the date on which the sale transaction will settle in the ordinary course of business. The date of such notice shall be the exercise date. Any oral notice of exercise shall be confirmed in writing to Occidental before the close of business the same day.

      6.   TERMINATION OF AGREEMENT.   The Agreement and the
Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

           (a) Eighteen months after the Optionee ceases to be an employee of the Company by reason of (i) termination of employment under circumstances (other than

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retirement as described in (d)(ii) below determined  by  the
Board to be for the convenience of the Company or (ii) the Optionee's permanent disability, if the Optionee becomes permanently disabled while an employee of the Company;

          (b) One year after the death of the Optionee if the Optionee dies while an employee of the Company;

          (c) Immediately upon the voluntary resignation of the Optionee other than in connection with retirement as provided in (d)(ii) below;

          (d) Thirty calendar days after the Optionee ceases to be an employee of the Company for any reason other than (i) as described in Section 6(a), 6(b) or 6(c) hereof or (ii) the Grantee's retirement under a retirement plan of the Company at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board ; or

          (e)   Ten years from the Date of Grant.

In the event that the Optionee commits an act that the Committee determines to have been intentionally committed and materially inimical to the interests of the Company, the Agreement shall terminate at the time of that determination notwithstanding any other provision of this Agreement. This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or an approved leave of absence.

      7. ACCELERATION OF OPTION. In the event of a Change of Control, the Option granted hereby shall become immediately exercisable in full. For purposes of this Agreement, "Change of Control" means the occurrence of any of the following events:

           (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of Occidental in substantially the same proportions as their ownership of the Common Stock of Occidental), is or becomes after the effective date of the Plan as provided in Section 16 of the Plan (the "Effective Date") the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Occidental (not including in the securities beneficially owned by such person any securities acquired directly from Occidental or its affiliates) representing 50 percent or more of the combined voting power of Occidental's then-outstanding securities;

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           (b)   during any period of two consecutive  years
(not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
(a),  (c), or (d) of this definition) whose election by  the
Board   or   nomination   for   election   by   Occidental's
stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

           (c) the stockholders of Occidental approve a merger or consolidation of Occidental with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of Occidental outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50 percent of the combined voting power of the voting securities of Occidental or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50 percent of the combined voting power of Occidental's then-outstanding securities; or

           (d) the stockholders of Occidental approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets;

provided, however, that prior to the occurrence of any of the events described in clauses (a) through (d) above, the Board may determine that such event shall not constitute a Change of Control for purposes of this Agreement.

     8. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

     9. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, the Optionee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the shares of Common Stock that are issued or transferred to the Optionee upon the exercise of the Option, and the shares of Common Stock so surrendered by the Optionee shall be credited against any such withholding obligation at the Fair Market Value per Share of such shares on the date of such surrender; provided, however, if the Optionee is subject to Section 16 of the Exchange Act, such election shall be made in accordance with Rule

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16b-3  and  subject  to approval by the  Committee  if  such approval is then required by Rule 16b-3.

      10. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

      11. ADJUSTMENTS. The Committee shall make such adjustments in the Option Price and the number or kind of shares of stock covered by the Option that the Committee may in good faith determine to be required in order to prevent dilution or expansion of the Optionee's rights under this Agreement that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for all or any portion of the Optionee's rights under this Agreement such alternative consideration as the Committee may in good faith determine to be appropriate under the circumstances and may require the surrender of all rights so replaced.

      12. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Optionee under this Agreement shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

      13. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

      14. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

      15. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

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      16.  SUCCESSORS AND ASSIGNS.  Without limiting Section
4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

      17. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

      18. NOTICES. Any notice to the Company provided for herein shall be given to its Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit on the same in the United States mail).

      IN  WITNESS  WHEREOF,  the  Company  has  caused  this
Agreement  to  be  executed  on  its  behalf  by  its   duly
authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

                         OCCIDENTAL PETROLEUM CORPORATION


                         By: ___________________________

                         _______________________________
                         Optionee


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